Exhibit 99.2

As the World Rushes to Develop a "Travel Passport," Jamaica's International Airport is Already Using TPT MedTech's Mobile "QuikLAB(TM)" End-to-End Testing, Monitoring, Vaccination App and "QuikPASS(TM)" Check and Verify Passport Platform to Screen Thousands of Travelers

We believe this Partnership is the first fully operational, comprehensive advanced testing platform in effort to keep travel open

SAN DIEGO, CA / ACCESSWIRE / March 25, 2021 / As the world searches for a complete testing solution and "Covid/Health Passport," Jamaica's International Airport has already partnered with TPT Global Tech, Inc. www.tptglobaltech.com ("TPTW or the Company") (OTCQB:TPTW) and its subsidiary TPT MedTech www.tptmedtech.com to deploy its "QuikLAB™" and "QuikPASS™" technology platforms as the "Check and Verify" Passport system for travelers and are checking travelers daily in and out of the country by the thousands.

The TPT/Jamaica Airport partnership allows tourists in the country to obtain the completely private and HIPPA compliant QuikPASS App from the TPT MedTech web site, get tested at the Baywest Hospital and Clinics or another "QuikLAB" testing site on the island in order to receive their results electronically via the "QuikPASS" app. Once cleared to travel, a tourist is free to enter the airport, show or scan their "QuikPASS" QR code which displays their HIPPA compliant testing records, to verify that they have been tested in the past 72 hours and are free and safe to travel home.

"While the world itches to get back to safe travel, we have been helping Jamaica's airports achieve that for an entire month. From the UK to the US and beyond, our test and verify platform provides complete, safe and fully secure testing that is already being used to get travel back to normal in Jamaica and we look forward to working with airlines, cruise lines, hotels and entire countries to help them do the same," said TPT Global Tech CEO Stephen J. Thomas III.

TPT MedTech developed its "QuikPASS™" Check and Verify passport system and Covid 19/vaccination monitoring platform for corporations, governmental organizations, schools, airlines, hospitals, sports venues & arenas, restaurants, hotels, and nightclubs. The all-in-one mobile system checks and verifies that an individual has been tested for Covid-19 or vaccinated, providing proof individuals are able to travel or gain access to venues with the idea that everyone inside that venue would be Covid free. The "QuikPASS" "Check and Verify" passport-style platform works with third-party testing labs and organizations that participate on the "QuikPASS" Network and will be offered FREE to US domestic and international business commerce and governmental organizations around the world.

For more information about how TPT Global's technologies are helping international travel, large events and other sectors get back on their feet and to speak directly with TPT CEO Stephen Thomas, please contact Shep Doniger at 561-637-5750 and sdoniger@bdcginc.com. For IR inquiries, please contact Frank Benedetto at 619-915-9422.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. It's TPT MedTech subsidiary is a provider of Covid/Health testing services on a global scale and its industry leading platforms are helping travelers get back to travel, events take place and generally speaking helping life get back to a new normal. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech Inc.